UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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FIRST UNITED CORPORATION
(Name of Registrant as Specified in Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNITY PARTNERS I LP J. ABBOTT R. COOPER MICHAEL J. DRISCOLL, ED.D ETHAN C. ELZEN LISA NARRELL-MEAD
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the upcoming annual meeting of shareholders of First United Corporation, a Maryland corporation (the “Company”).

On February 13, 2020, the following article was published by reorg.com, which quoted J. Abbot R. Cooper, managing member of Driver Management Company LLC:

Driver Management Backed by 3 More Shareholders After First United’s Stand-Alone Decision, Sources Say Activism Pre-deal

February 13, 2020 15:38

FUNC

Takeaways:

•	Three shareholders owning a combined 7% of the bank said they are backing Driver’s three-person slate at the 2020 annual general meeting.
•	The company could be worth more in a deal than as a stand-alone entity, three shareholders said.
•	M&A has been at the forefront of the community banking sector, and consolidation at First United is “inevitable,” one shareholder said.

Three top-15 shareholders in First United Corp. told Reorg they are supporting Driver Management in its fight for board representation following the bank holding company’s decision to not pursue a sale of its First United Bank & Trust.

Three shareholders owning a combined 7% of the Oakland, Md.-based bank said they are backing Driver’s three-person slate at the 2020 annual general meeting. Together with Driver’s 5.07% stake, the expressed shareholder support will give the activist the early backing of at least 12% of the stock.

Four incumbent directors are up for re-election to the classified board at the upcoming meeting, including lead director John McCullough. First United has yet to set a meeting date, though last year’s was held on May 16.

First United announced on Feb. 11 that it will proceed as a stand-alone firm, after the conclusion of its third independent strategic review in eight months, this time conducted by Raymond James. First United said it will execute on its current strategy and stick with a results-oriented approach, adding it considered shareholder feedback in the process.

A representative for First United declined to comment. The bank reported fourth-quarter earnings on Jan. 29, posting a 4.41% increase in loans, while its net interest margin remained relatively consistent over the past year at 3.8%. Tangible book value per share was $16.17 for the three months ended Dec. 31, 2019.

The bank’s stand-alone decision follows Driver’s push for First United to explore a sale. The activist first expressed its demand in March 2019 when it launched a withhold campaign against management’s nominees. Each of the three directors received a withhold vote of between 18.35% and 22.67%. In November, Driver ramped up the pressure by nominating an independent three-person slate for election to the board at the 2020 AGM.

“Rather than issuing a self-serving press release touting three so-called reviews overseen by a conflicted and stale group of directors, First United should make public the underlying analyses and assessments,” Abbott Cooper, Driver’s founder and managing partner, told Reorg in an emailed statement, calling First United’s announcement a “bad joke” and an “insult” to shareholders.

First United fears that disruptive changes, particularly to the composition of its board, may trigger a negative reaction from its customers, who are concentrated in the area around its Maryland headquarters, a source familiar with the situation said. The thesis laid down by the activist, that First United should sell because it lacks the scale to compete, does not resonate with the bank at this stage, the source said.

The first shareholder expressed concerns that First United’s executives and directors are trying to preserve their jobs rather than do what is right for investors, noting their misalignment with shareholders due to low insider ownership in the bank. Insiders collectively own 4.3% of the company, with each owning less than 1% of the bank, according to First United’s 2019 proxy statement.

Shareholders agreed the company could be worth more in a deal than as a stand-alone entity. The first shareholder said the fair value of First United could be $29 per share. Driver believes the sale value could be as much as $32 per share, a second source familiar with the situation said. The bank closed at $23.86 on Feb. 12.

Since Driver first called for a sale, shareholders such as Rangeley Capital and Johnny Guerry have also written letters to Chairman and CEO Carissa Rodeheaver in support of a sale. On Feb.11, Rangeley expressed disappointment in management’s decision to remain independent and stated its intention to vote for Driver’s three nominees at the annual meeting.

M&A has been at the forefront of the community banking sector, and a fourth top-15 shareholder said consolidation at First United is “inevitable.” The second shareholder said there are two types of interested parties: acquirers looking to expand their geographic footprint and local buyers looking to condense the number of banks in the area. The latter would perform greater cost-cutting measures, likely to shutter multiple First United branches and slash expenses by 30% to 40%, the second shareholder added.

The second source familiar said Driver is aware of at least one party interested in possibly pursuing a deal with First United, adding that the activist fears the suitor’s CEO may abandon a potential offer if management does not engage.

West Virginia-based WesBanco and Ohio-based Huntington Bancshares are banks that have recently noted capital allocation for acquisitions.

Shares in First United have risen about 38% over the past 12 months, giving the company a market cap of $170 million.

--Elana Duré and David Carnevali

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of stockholders of First United Corporation, a Maryland corporation (the “Corporation”).

DRIVER STRONGLY ADVISES ALL STOCKHOLDERS OF THE CORPORATION TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

Participants in the Solicitation

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Michael J. Driscoll, Ed.D, Lisa Narrell-Mead and Ethan C. Elzen.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 365,212 shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”). As of the date hereof, Driver Opportunity beneficially owns directly 360,637 shares of Common Stock. Driver Management, as the general partner of Driver Opportunity, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. Mr. Cooper, as the Managing Member of Driver Management, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. As of the date hereof, Dr. Driscoll directly beneficially owns 3,500 shares of Common Stock. As of the date hereof, Ms. Narrell-Mead directly beneficially owns 650 shares of Common Stock. As of the date hereof, Mr. Elzen directly beneficially owns 425 shares of Common Stock.